                                                                  Exhibit 99.392


FROM:         Cribari, Jim
SENT:         Monday, June 21, 1999 12:57 PM
TO:           Fortney, Elizabeth
SUBJECT:      FW: Application Portfolio Assessment
FYI... Contact at AT&T for FP's....

Jim

-----Original Message-----
FROM:         Kolloff, Jim
SENT:         Monday, June 21, 1999 10:10 AM
TO:           Farnham, Jeff; Ortiz, Lynn; McNall, Mike; Rickers, Jerry; Cribari,
              Jim
CC:           Reeder, Kathy; Norberg, Marty; Yashinsky, Joe
SUBJECT:      RE: Application Portfolio Assessment

Marty Norberg is our AT&T Function Point person. She is at 407-804-3119. We have used a couple of consultants who are excellent, too. Call Marty to talk about them also.

-----Original Message-----
FROM:         FARNHAM, JEFF
SENT:         Monday, June 21, 1999 8:53 AM
TO:           Ortiz, Lynn; McNall, Mike; Rickers, Jerry; Cribari, Jim; Kolloff,
              Jim
CC:           Reeder, Kathy
SUBJECT:      RE: Application Portfolio Assessment

also,
AT&T team in Orlando was using Function Points
Not sure who the contacts are ???? Jim ?

     -----Original Message-----
     FROM:        Ortiz, Lynn
     SENT:        Monday, June 21, 1999 8:14 AM
     TO:          McNall, Mike; Rickers, Jerry; Cribari, Jim; Farnham, Jeff
     CC:          Reeder, Kathy
     SUBJECT:     RE: Application Portfolio Assessment

     Dorothy Jachim
     Dick Drews

     Contact is Kathy Reeder.

     LYNN
     703-201-3068 (MOBILE)
     703-390-0152 (OFFICE)

         -----Original Message-----
         FROM:    McNall, Mike
         SENT:    Sunday, June 20, 1999 10:06 PM
         TO:      Rickers, Jerry; Cribari, Jim; Ortiz, Lynn; Farnham, Jeff
         SUBJECT: RE: Application Portfolio Assessment

         Lynn Ortiz/Jeff Farnham should have some folks in the WPO who did this, we did not on National.

             -----Original Message-----
             FROM:       RICKERS, JERRY
             SENT:       Friday, June 18, 1999 7:49 PM
             TO:         Cribari, Jim; Donahue, Tom; Yashinsky, Joe; Yates,
                         Dan; Wilkins, Mark

             CC:         Martin, Bill; McNall, Mike
             SUBJECT:    RE: Application Portfolio Assessment

             Jim, try Bill Martin or Mike McNall.

             Bill or Mike?

                  -----Original Message-----
                  FROM:       Cribari, Jim
                  SENT:       Friday, June 18, 1999 4:23 PM
                  TO:         Donahue, Tom; Yashinsky, Joe; Yates, Dan;
                              Wilkins, Mark; Rickers, Jerry
                  SUBJECT:    Application Portfolio Assessment

                  Team,

                  I am working with one of our Energy customers, SCE. They are in the early stages of assessing their current application portfolio. This assessment, they hope will tell them how they can consolidate applications and reduce their total inventory as a result reduce the support requirements (cost savings). They want to perform this study using Function Points. They have asked us the following questions:

                  -   Is this a good approach to assess using FP's?

                  - Do we have any methods that we have used in the past to assess portfolio's? - Do we have an alternative approach?

                  - Do we have any tools that analyze functions, features, and performs a gap analysis for software applications?

                  I know some of you have done such things in the past. Is there anything that we can reuse? We are most interested in the methodology or process used.

                  Please let me know.

                  --------------------
                  REGARDS,
                  JAMES E. CRIBARI
                  PEROTSYSTEMS
                  JIM.CRIBARI@PS.NET
                  972-340-6342
                  --------------------